Exhibit 5.1

July 5, 2011

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266

Re:     American Equity Investment Life Holding Company
Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Associate General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have participated in the legal review in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), for the registration of 250,000 shares (the “Shares”) of the Company's common stock, par value $1.00 per share (the “Common Stock”), issuable under the Company's 2011 Director Stock Option Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
In rendering the opinion set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) a draft of the Company's Registration Statement on Form S-8 relating to the Plan to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”); (ii) a specimen certificate representing the Common Stock, (iii) the Articles of Incorporation of the Company, as in effect as of the date hereof; (iv) the Third Amended and Restated Bylaws of the Company, as in effect as of the date hereof; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.
In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I have assumed that prior to the issuance of any Shares, the Company and the recipient of an award under the Plan will have duly entered into an applicable award agreement and the issuance of any such shares will be in accordance with the terms of the Plan.
My opinion set forth herein is limited to the laws of the State of Iowa, and I am expressing no opinion as to the effect of the laws of other jurisdictions. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan and any relevant agreements thereunder, the issuance and sale of such Shares will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company's Registration Statement. I also consent to the inclusion of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes to applicable law.

Very truly yours,

/s/ Marla G. Lacey
Marla G. Lacey
Associate General Counsel